Contact: Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com

GEVITY DEMONSTRATES SOLID PERFORMANCE IN THIRD QUARTER;

REPORTS GROWTH IN NET INCOME OF 215%

•	Company Raises Fully Diluted EPS Guidance To $0.60 In 2003

•	Gross Profit Per Employee Increased By Nearly 50%

•	Company Positioned For Success In 2004

BRADENTON, FL, October 23, 2003 — Gevity (NASDAQ: GVHR) announced today net earnings per share of $0.16 for the third quarter ended September 30, 2003 on 26.1 million fully diluted common shares, compared to $0.06 for the third quarter of 2002 on 21.1 million shares.

Financial Highlights

For the third quarter of 2003, revenues increased 8.9% to $102.8 million compared to $94.4 million for the third quarter of 2002. Cost of services increased 2.5% to $74.0 million from $72.2 million quarter over quarter. Gross profit increased 29.7% to $28.8 million from $22.2 million for the same period. Operating expenses remained relatively flat for the third quarter of 2003 compared to the third quarter of 2002 and operating income increased by 307.1% to $5.7 million from $1.4 million. As a result, net income increased to $4.1 million in the third quarter of 2003 from $1.3 million in the third quarter of 2002, or 215.4%.

For the nine months ended September 30,2003, revenues increased 10.5% to $307.7 million compared to $278.5 million for the same period in 2002. Cost of services increased 7.5% to $226.3 million from $210.6 million resulting in a gross profit increase of 20.1% to $81.4 million from $67.8 million. Year-to-date operating expenses increased 4.7% to $67.2 million from $64.2 million in 2002. Operating income increased by 294.4% to $14.2 million from $3.6 million in the same period. As a result, 2003 year-to-date net income increased to $10.3 million compared to $3.4 million in 2002, or 202.9%.

For the third quarter of 2003, annualized average wages per paid employee increased by 11.3% from $30,287 to $33,706. Annualized administrative fees per paid employee increased by 16.3% to $1,084 in the third quarter of 2003 from $932 in the third quarter of 2002. Annualized gross profit per paid employee increased to $1,365 from $913 quarter over quarter, or 49.5%. Annualized operating expense per paid employee for the third quarter of 2003 totaled $1,008, which is an increase of 30.2% from $774 in 2002. Annualized operating income per paid employee increased 361.0% from $59 in the third quarter of 2002 to $272 in the third quarter of 2003.

For the nine months ended September 30, 2003, annualized wages per paid employee increased by 11.2% from $28,981 to $32,234. Annualized administrative fees per paid employee increased by 15.2% to $1,053 from $914. Annualized gross profit per paid employee increased to $1,262 from $935, or 35.0%. Year-to-date 2003 annualized operating expense per paid employee totaled $958, which is an increase of 19.3% from $803 for the nine months ended September 30, 2002. Year-to-date annualized operating income per paid employee increased by 349.0% from $49 in 2002 to $220 in 2003.

Other Highlights

•	In July, the company announced the launch of a sales force expansion initiative to accelerate top line growth in 2004. The current strength of the sales force totals 205 business development managers with the targeted 230 expected to be reached in November.

•	In September, the company announced that Sal Uglietta was appointed to the position of Senior Vice President of Benefits and Risk Management. He is responsible for overseeing the company’s health benefits and workers’ compensation programs with a particular focus on plan development, managing risk exposure, and carrier relationships.

•	As previously announced, Gevity is continuing to enhance its product offerings. The company completed its rollout of a new, premier 401(k) retirement solution in conjunction with the AIG Advisor Group and Transamerica Retirement Services. Additionally, Gevity is expanding its medical offerings to its clients and their employees through increased coverage options in all plans and additional plan offerings from Aetna U.S. Healthcare and Kaiser Permanente in California. With a focus on world-class products and services, Gevity is maintaining client retention levels in excess of 85%.

Full Year Earnings Per Share Guidance Raised

Based on the year-to-date and anticipated fourth quarter results, the company said it is raising its full year 2003 earnings guidance to $0.60 per fully diluted common share. Previously, an increase was anticipated in full year 2003 earnings per fully diluted common share of at least 150% compared with 2002 or a minimum of $0.55. The revised guidance anticipates full year 2003 earnings per fully diluted common share to reach more than 170% of 2002 results.

Erik Vonk, Gevity’s Chairman and Chief Executive Officer commented, “Through focusing on our clients and their needs, along with the market and pricing opportunities, we have made further major strides with our human resource outsourcing model.” Mr. Vonk continued, “We believe our successful initiatives in 2003 have created a solid foundation for continuing strong profitable growth going forward.”

Gevity will discuss third quarter 2003 results and additional outlook during a live conference call and web cast today at 10:30 a.m. Eastern Time. To participate in the call, dial 800-305-1078 and ask for the Gevity conference call. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. To listen to the call via the Web, log on at http://www.firstcallevents.com/service/ajwz389088507gf12.html. Allow five to ten minutes before 10:30 a.m. Eastern Time to register. (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 KBPS connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.) If you are unable to listen to the live call, audio will be archived on the Gevity web site. To access the replay, click on www.gevityhr.com. Approximately one week after the call, a transcript of this conference call will also be available on the company’s web site.

As the nation’s leading provider of outsourced human capital management solutions, Gevity helps businesses find, develop and manage their people, retain their best employees, manage the paperwork, and protect their businesses. These services are provided through specific offerings, such as recruiting assistance, training, benefits administration, payroll processing and related paperwork management, and regulatory compliance.

Gevity’s business solutions are delivered through professional consultation and leading-edge technology, embodied in Gevity Central, an online HR and payroll community designed for business owners, managers, and employees.

A copy of this press release can be found on the company’s web site at www.gevityhr.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Gevity HR, Inc. (“Gevity” or the “Company”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” and “projection”) are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company’s Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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GEVITY HR, INC.
CONSOLIDATED STATEMENTS OF INCOME — NET REVENUE REPORTING

	For the three months		For the nine months
	ended September 30,		ended September 30,

	2003	2002	2003	2002

	(in thousands, except per share data, unaudited)
Revenues	$102,833	$94,417	$307,745	$278,450
Cost of services	74,039	72,215	226,312	210,627

Gross profit	28,794	22,202	81,433	67,823

Operating expenses:
Salaries, wages, and commissions	13,280	12,996	38,797	39,738
Other general and administrative	7,974	5,833	23,004	18,498
Depreciation and amortization	1,803	1,950	5,419	6,010

Total operating expenses	23,057	20,779	67,220	64,246

Operating income	5,737	1,423	14,213	3,577
Interest income, net	416	521	1,231	1,477
Other non-operating income (expense), net	(7)	43	(19)	114

Income before income taxes	6,146	1,987	15,425	5,168
Income tax provision	2,028	676	5,090	1,757

Net income	4,118	1,311	10,335	3,411
Non-cash charges attributable to beneficial conversion feature and accretion of redemption value of convertible, redeemable preferred stock	69	—	86	—
Preferred stock dividend	201	—	477	—

Net income attributable to common shareholders	$3,848	$1,311	$9,772	$3,411

Net income per common share
Basic	$0.21	$0.06	$0.49	$0.16
Diluted	$0.16	$0.06	$0.43	$0.16

Weighted average common shares outstanding
Basic	18,641	20,758	19,903	20,710
Diluted	26,094	21,094	23,991	21,047

GEVITY HR, INC.
CONSOLIDATED STATEMENTS OF INCOME — GROSS REVENUE REPORTING

     The Company changed its reporting revenues to a net basis in 2002. The gross revenue reporting information below is presented for comparison purposes only.

	For the three months		For the nine months
	ended September 30,		ended September 30,

	2003	2002	2003	2002

	(in thousands, except per share data, unaudited)
Revenues	$842,138	$864,448	$2,476,461	$2,483,196
Cost of services	813,344	842,246	2,395,028	2,415,373

Gross profit	28,794	22,202	81,433	67,823

Operating expenses:
Salaries, wages, and commissions	13,280	12,996	38,797	39,738
Other general and administrative	7,974	5,833	23,004	18,498
Depreciation and amortization	1,803	1,950	5,419	6,010

Total operating expenses	23,057	20,779	67,220	64,246

Operating income	5,737	1,423	14,213	3,577
Interest income, net	416	521	1,231	1,477
Other non-operating income (expense), net	(7)	43	(19)	114

Income before income taxes	6,146	1,987	15,425	5,168
Income tax provision	2,028	676	5,090	1,757

Net income	4,118	1,311	10,335	3,411
Non-cash charges attributable to beneficial
conversion feature and accretion of redemption value of convertible, redeemable preferred stock	69	—	86	—
Preferred stock dividend	201	—	477	—

Net income attributable to common shareholders	$3,848	$1,311	$9,772	$3,411

Net income per common share
Basic	$0.21	$0.06	$0.49	$0.16
Diluted	$0.16	$0.06	$0.43	$0.16

Weighted average common shares outstanding
Basic	18,641	20,758	19,903	20,710
Diluted	26,094	21,094	23,991	21,047

GEVITY HR, INC.
RECONCILIATION FROM GROSS TO NET REVENUE REPORTING
(unaudited)

For the quarter ended September 30, 2003 (in thousands)

	Gross Revenue		Net Revenue
	Reporting Method	Reclassification	Reporting Method

Revenues	$842,138	$(739,305)	$102,833
Cost of services	813,344	(739,305)	74,039
Gross profit	28,794	—	28,794
Operating expenses	23,057	—	23,057
Net income	4,118	—	4,118

For the quarter ended September 30, 2002 (in thousands)

	Gross Revenue		Net Revenue
	Reporting Method	Reclassification	Reporting Method

Revenues	$864,448	$(770,031)	$94,417
Cost of services	842,246	(770,031)	72,215
Gross profit	22,202	—	22,202
Operating expenses	20,779	—	20,779
Net income	1,311	—	1,311

For the nine months ended September 30, 2003 (in thousands)

	Gross Revenue		Net Revenue
	Reporting Method	Reclassification	Reporting Method

Revenues	$2,476,461	$(2,168,716)	$307,745
Cost of services	2,395,028	(2,168,716)	226,312
Gross profit	81,433	—	81,433
Operating expenses	67,220	—	67,220
Net income	10,335	—	10,335

For the nine months ended September 30, 2002 (in thousands)

	Gross Revenue		Net Revenue
	Reporting Method	Reclassification	Reporting Method

Revenues	$2,483,196	$(2,204,746)	$278,450
Cost of services	2,415,373	(2,204,746)	210,627
Gross profit	67,823	—	67,823
Operating expenses	64,246	—	64,246
Net income	3,411	—	3,411

GEVITY HR, INC.
SELECTED BALANCE SHEET ITEMS
(in thousands)

	As of	As of
	30-Sep-03	31-Dec-02
	(unaudited)	(audited)

Unrestricted cash and cash equivalents, certificates of deposit, & marketable securities	$40,063	$33,769
Restricted cash and cash equivalents, certificates of deposit, & marketable securities	104,570	92,454
Accounts receivable from unbilled revenues	86,772	84,025
Accounts receivable (billed, net of allowance for doubtful accounts)	1,004	3,277
Property and equipment, net	12,918	16,398
Total assets	292,280	265,535
Accrued workers’ compensation insurance premium — Short-term	15,793	13,726
Accrued workers’ compensation insurance premium — Long-term	51,990	60,672
Total liabilities	206,601	206,930
Debt	—	—
Series A Convertible, Redeemable Preferred Stock (net of discounts of $29,526)	474	—
Shareholders’ equity	85,205	58,605

GEVITY HR, INC.
STATISTICAL AND SELECTED FINANCIAL DATA
(unaudited)

	3rd Quarter	3rd Quarter	Percentage
	2003	2002	Change

Statistical Data
Client employees at	88,100	102,855	-14.3%
period end
Client accounts at period end	6,631	7,464	-11.2%
Client employees/client	13.29	13.78	-3.6%
accounts at period end
Average number of client	84,381	97,300	-13.3%
employees paid by month
Number of workers’ compensation claims	1,595	2,065	-22.8%
Frequency of claims per one million	2.32x	2.90x	-20.0%
dollars of workers’ compensation wages
Client employee health benefits	39%	36%	8.3%
plan participation
Percentage of white and gray	81%	79%	2.5%
collar clients
Selected Financial Data
Annualized average wage per paid	$33,706	$30,287	11.3%
client employee
Workers’ compensation billing per	3.70	3.26	13.5%
one hundred dollars of total wages
Workers’ compensation manual	4.59	4.58	0.2%
premium per one hundred dollars
of workers’ compensation wages *
Workers’ compensation cost rate	2.91	3.13	-7.0%
per one hundred dollars of total wages
Annualized total gross profit per	1,365	913	49.5%
paid client employee
Annualized operating expense	1,008	774	30.2%
excluding depreciation and
amortization per paid client employee
Annualized operating income	272	59	361.0%
per paid client employee

*	Manual premium rate data is derived from tables of AIG in effect for 2003.

GEVITY HR, INC.
STATISTICAL AND SELECTED FINANCIAL DATA
(unaudited)

	First Nine Months	First Nine Months	Percentage
	2003	2002	Change

Statistical Data
Client employees at period end	88,100	102,855	-14.3%
Client accounts at period end	6,631	7,464	-11.2%
Client employees/client accounts at period end	13.29	13.78	-3.6%
Average number of client employees paid by month	86,037	96,745	-11.1%
Number of workers’ compensation claims	4,410	5,961	-26.0%
Frequency of claims per one million dollars of workers’ compensation wages	2.16x	2.92x	-26.0%
Client employee health benefits plan participation	39%	36%	8.3%
Percentage of white and gray collar clients	81%	79%	2.5%

Selected Financial Data
Annualized average wage per paid client employee	$32,234	$28,981	11.2%
Workers’ compensation billing per one hundred dollars of total wages	3.63	3.42	6.1%
Workers’ compensation manual premium per one hundred dollars of workers’ compensation wages *	4.48	4.82	-7.1%
Workers’ compensation cost rate per one hundred dollars of total wages	3.07	3.27	-6.1%
Annualized total gross profit per paid client employee	1,262	935	35.0%
Annualized operating expense excluding depreciation and amortization per paid client employee	958	803	19.3%
Annualized operating income per paid client employee	220	49	349.0%

*	Manual premium rate data is derived from tables of AIG in effect for 2003.